                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CompDent Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [COMPDENT LOGO]
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076

                                                                  March 18, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of CompDent Corporation (the "Annual Meeting") to be held on Wednesday, April 30, 1997, at 2:00 p.m., local time, at the Atlanta Airport Hilton Hotel, Atlanta, Georgia.

     The Annual Meeting has been called for the purpose of (i) electing two Class II Directors, each for a three-year term, (ii) considering and voting upon a proposal to approve the CompDent Corporation 1996 Stock Option Plan and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company and "FOR" the proposal to approve the CompDent Corporation 1996 Stock Option Plan.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                              Sincerely,

                                              /s/ DAVID KLOCK
                                              ----------------------------------
                                              David R. Klock
                                              Chairman and Chief Executive
                                              Officer

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076
                                 (770) 998-8936

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON WEDNESDAY, APRIL 30, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CompDent Corporation (the "Company") will be held on Wednesday, April 30, 1997, at 2:00 p.m., local time, at the Atlanta Airport Hilton Hotel, Atlanta, Georgia (the "Annual Meeting"), for the purpose of considering and voting upon:

           1. The election of two Class II Directors, each for a three-year term;

           2. A proposal to approve the CompDent Corporation 1996 Stock Option Plan; and

           3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                             By Order of the Board of Directors

                                             /s/ BRUCE MITCHELL
                                             -----------------------------------
                                             Bruce A. Mitchell
                                             Executive Vice President, General
                                             Counsel and Secretary
Atlanta, Georgia
March 18, 1997

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076
                                 (770) 998-8936

                                ---------------

                                PROXY STATEMENT
                                ---------------
                         ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON WEDNESDAY, APRIL 30, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CompDent Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 30, 1997, at 2:00 p.m., local time, at the Atlanta Airport Hilton Hotel, Atlanta, Georgia, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

           1. The election of two Class II Directors, each for a three-year term with each such term to continue until the annual meeting of stockholders of the Company to be held in the year 2000 (the "2000 Annual Meeting") and until the respective Director's successor is duly elected and qualified;

           2. A proposal to approve the CompDent Corporation 1996 Stock Option Plan (the "1996 Plan"); and

           3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 18, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the common stock, par value $.01 per share, of the Company ("Common Stock") at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 10,064,393 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting and approximately thirty-four (34) stockholders of record. Each holder of shares of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each of the nominees as a Director of the Company. With respect to Proposal
2 -- Approval of the 1996 Plan, the affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve such proposal. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. Generally, abstentions will be treated as votes cast against a particular proposal and broker non-votes will have no impact on the outcome of the vote on a particular proposal submitted to the Annual Meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of Directors. With respect to Proposal 2, abstentions and broker non-votes will have the effect of a vote against the proposal.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT AND "FOR" THE APPROVAL OF THE 1996 PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF THE DIRECTORS AND THE APPROVAL OF THE 1996 PLAN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by the stockholder of record represented by such proxy by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996 ("Fiscal 1996"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board") consists of five members and is divided into three classes, with one Director in Class I and two Directors in each of Class II and Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     At the Annual Meeting, two Class II Directors will be elected to serve until the 2000 Annual Meeting and until the respective Director's successor is duly elected and qualified. The Board has nominated Philip Hertik and David F. Scott for re-election as the Class II Directors. The nominees have each agreed to stand for re-election and to serve, if elected, as a Director. However, if a nominee fails to stand for election or is unable to accept election, proxies will be voted for the election of such other person as the Board may recommend.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD AS DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

     The Board held four (4) meetings during Fiscal 1996. During Fiscal 1996, each of the incumbent Directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of which he was a member. The Company's Board established an Audit Committee, a Compensation Committee and a Stock Option Program Committee (the "Option Committee") during Fiscal 1996. As of December 1996, the functions of the Compensation Committee and the Option Committee were consolidated into the Compensation Committee. The Audit Committee recommends a firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to such audits, reviews the scope and results of audits with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. During Fiscal 1996, the Audit Committee, which consisted of Messrs. Ciffolillo, Hertik and Scott, held four (4) meetings. The Compensation Committee reviews and recommends the compensation arrangements for all Directors and officers, approves such arrangements for other senior level employees and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company and its subsidiaries. During Fiscal 1996, the Compensation Committee, which consisted of Messrs. Ciffolillo, Hertik, Scott and Stephenson, held four
(4) meetings. With the consolidation of the functions of the Option Committee and Compensation Committee, the Compensation Committee currently determines the options or stock to be issued to eligible persons under the CompDent Corporation 1994 Stock Option and Grant Plan (the "1994 Plan") and options to be granted under the 1996 Plan and prescribes the terms and provisions of such options or stock. The Compensation Committee also administers the CompDent Corporation Employee Stock Purchase Plan (the "ESPP") and the CompDent Corporation Non-Employee Directors' Stock Option Plan (the "Directors' Plan," together with the 1994 Plan, the 1996 Plan and the ESPP, are collectively referred to herein as the "Plans"). In addition, the Compensation Committee construes and interprets the Plans and issuances thereunder, and establishes, amends and revokes rules and regulations relating to the administration of the Plans. The former Option Committee held four (4) meetings during Fiscal 1996. Mr. Hertik resigned from the Audit Committee and Compensation Committee effective January 1997 in connection with his appointment as President of Dental Health Management, Inc., a wholly owned subsidiary of the Company. Upon Mr. Hertik's resignation from the Audit Committee, Mr. Stephenson was appointed by the Board to serve on the Audit Committee.

     Directors who are officers or employees of the Company receive no compensation for service as Directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board may from time to time determine. Each of Messrs. Ciffolillo, Hertik, Scott and Stephenson received an annual fee of $20,000 for service on the Board and its committees. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. Each new non-employee Director will receive 20,000 shares of Common Stock on the date such Director is initially elected or appointed to the Board pursuant to the Directors' Plan. Each of these options vests annually in equal installments over a four-year period and expires ten years from the date of grant. Dr. Scott was granted an option pursuant to the Directors' Plan to purchase 20,000 shares of Common Stock at an exercise price of $36.25 per share.

     Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                             DIRECTOR
NAME                                                          AGE             SINCE
----                                                          ---            --------

CLASS I-TERM EXPIRES 1999

Joseph E. Stephenson........................................  64               1993

CLASS II-TERM EXPIRES 1997

Philip Hertik*..............................................  46               1993
David F. Scott, Jr.*+.......................................  55               1996

CLASS III-TERM EXPIRES 1998
David R. Klock..............................................  52               1993
Joseph A. Ciffolillo........................................  58               1995

---------------

*   Nominee for re-election.

+   Dr. Scott was elected to serve as a Class II Director of the Company on
February 1, 1996 to fill the vacancy created by the resignation of Roger B. Kafker as a Director of the Company.

     The principal occupation and business experience for at least the last five years of each Director of the Company is set forth below.

     JOSEPH A. CIFFOLILLO has served as a Director of the Company since 1995. Mr. Ciffolillo retired from his position as Executive Vice President -- Office of the Chairman of Boston Scientific Corp. ("Boston Scientific"), a Massachusetts-based manufacturer of medical devices, in April 1996 after having served in that capacity since 1995. From 1987 to 1995, Mr. Ciffolillo was Chief Operating Officer of Boston Scientific. Mr. Ciffolillo currently serves on the Board of Directors of each of Innovative Devices and Cardiothorasic Systems.

     PHILIP HERTIK has served as a Director of the Company since July 1993 and was appointed as President of Dental Health Management, Inc., a wholly owned subsidiary of the Company, effective January 1997. Mr. Hertik was a Principal at the firm of P. Hertik & Associates from January 1996 to January 1997. Mr. Hertik served as the Chief Executive Officer of Coventry Corporation ("Coventry"), a managed health care company, from June 1992 to December 1995, and its Director from November 1990 to December 1995. From November 1990 to June 1992, he was President and Chief Operating Officer of Coventry.

     DAVID R. KLOCK, PH.D., C.L.U. was appointed President of the Company in 1991 and Chairman, President and Chief Executive Officer in 1993 and currently serves as Chairman and Chief Executive Officer. Dr. Klock was a Professor of Finance and Insurance at the University of Central Florida from 1981 through 1991, when he joined the Company on a full-time basis.

     DAVID F. SCOTT, JR., PH.D. became a Director of the Company on February 1, 1996. Dr. Scott is a Holder, Phillips-Schenck Chair in American Private Enterprise, is Executive Director of the Dr. Phillips Institute for the Study of American Business Activity and has been Professor of Finance at the College of Business Administration, University of Central Florida since 1982. Prior to 1982, Dr. Scott served as Head of the Department of Finance, Insurance and Business Law at Virginia Polytechnic Institute and State University. Dr. Scott also serves on the economic forecasting panel (Livingston Survey) of the Federal Reserve Bank of Philadelphia and is a member of the Board of Economists of Florida Time magazine.

     JOSEPH E. STEPHENSON has served as Director of the Company since June 1993. Mr. Stephenson is currently serving as Chairman and Chief Executive Officer of Washington Life and has been serving in that capacity since 1995. Mr. Stephenson served as Chairman of the Board of Directors, President and Chief Executive Officer of Shenandoah Life Insurance Company from August 1989 through June 1993, when he retired.

                               EXECUTIVE OFFICERS

     Set forth below is certain information regarding each of the executive officers of the Company as of the Record Date, including their principal occupation and business experience for at least the last five years.

NAME                                  AGE                               POSITION
----                                  ---                               --------
David R. Klock.................       52        Chairman and Chief Executive Officer*
Phyllis A. Klock...............       51        President*
Sharon S. Graham...............       45        Executive Vice President, Treasurer and Chief Financial
                                                Officer
Bruce A. Mitchell..............       41        Executive Vice President, General Counsel and Secretary
Philip Hertik..................       46        President of Dental Health Management, Inc., a wholly
                                                owned subsidiary of the Company+

---------------

* David R. Klock and Phyllis A. Klock are husband and wife.

+ Philip Hertik was appointed to this position effective January 1997.

     The principal occupation and business experience for at least the last five years of each executive officer of the Company, other than executive officers also serving as Directors, is set forth below.

     PHYLLIS A. KLOCK became associated with the Company in 1981 as a consultant. She joined the Company on a full-time basis in 1986 as Vice President of Administration and was appointed Corporate Secretary in 1987, Senior Vice President, Corporate Secretary and Chief Administrative Officer in 1993, Executive Vice President in 1995 and President in January 1997. Prior to becoming associated with the Company, Ms. Klock served as an academic administrator and held various management positions with two insurance companies.

     SHARON S. GRAHAM, D.B.A. became associated with the Company in 1984 as a consultant in the area of financial planning. She joined the Company on a full-time basis as Vice President, Treasurer and Chief Financial Officer in 1994 and became an Executive Vice President in 1995. Prior to joining the Company, Dr. Graham was an Associate Professor of Finance and Assistant Dean in the College of Business at the University of Central Florida for ten years.

     BRUCE A. MITCHELL, ESQ. was appointed Executive Vice President and General Counsel of the Company in February 1996 and assumed the additional role of Secretary in January 1997. Mr. Mitchell was formerly a Partner in the Melbourne, Florida law firm of Reinman, Harrell, Mitchell & Wattwood, P.A., from 1985 through February 1996, where Mr. Mitchell served as corporate counsel to the Company beginning in 1982.

     Each of the executive officers holds his or her respective office until the regular annual meeting of the Board following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                             EXECUTIVE COMPENSATION

     The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the three other most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1996 (the "named executive officers").

SUMMARY COMPENSATION

     Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the named executive officers during each of the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                ANNUAL             ------------
                                             COMPENSATION           SECURITIES
                                        -----------------------     UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)    BONUS ($)    OPTIONS (#)     COMPENSATION ($) (1)
---------------------------     ----    ----------    ---------    ------------    --------------------
David R. Klock................  1996     200,000       88,000        200,000              13,404
  Chief Executive Officer       1995     180,000       90,000             --              13,538
                                1994     169,600       84,800             --              15,954
Phyllis A. Klock..............  1996     180,000       79,200        100,000              13,258
  Executive Vice President      1995     165,000       82,500             --              13,508
                                1994     136,100       72,500             --              15,046
Sharon S. Graham..............  1996     180,000       79,200         80,000              11,413
  Executive Vice President      1995     134,375       80,000         20,000              11,767
                                1994      92,278       50,000          9,000               4,279
Bruce A. Mitchell.............  1996     165,000       99,200        100,000              18,580
  Executive Vice President

---------------

(1) The figures for 1996 include premiums on life insurance policies paid by the Company of $1,566 on behalf of Dr. Klock and $1,620 on behalf of each of Ms. Klock, Dr. Graham and Mr. Mitchell; insurance premiums for group long-term disability insurance policies paid by the Company of $638, $638, $593 and $410 on behalf of Dr. Klock, Ms. Klock, Dr. Graham and Mr. Mitchell, respectively; and $2,000, $1,800 and $450 contributed by the Company under its 401(k) plan on behalf of Dr. Klock, Ms. Klock and Mr. Mitchell, respectively. Such figures also include annual car allowances of $9,200 paid to each of Dr. Klock, Ms. Klock and Dr. Graham, and $8,400 to Mr. Mitchell. Mr. Mitchell was provided a living allowance of $7,700 in Fiscal 1996 in connection with his relocation to the Company's principal place of business.

     Option Grants. The following table sets forth certain information concerning the individual grant of options to purchase shares of Common Stock of the Company to certain named executive officers of the Company who received such grants during Fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                         NUMBER OF        PERCENT                                      POTENTIAL REALIZABLE
                         SECURITIES       OF TOTAL                                   VALUE AT ASSUMED ANNUAL
                         UNDERLYING       OPTIONS       EXERCISE                       RATES OF STOCK PRICE
                          OPTIONS         GRANTED       OR BASE                  APPRECIATION FOR OPTION TERM(1)
                          GRANTED       TO EMPLOYEES     PRICE     EXPIRATION    --------------------------------
NAME                        (#)        IN FISCAL YEAR    ($/SH)       DATE          5% ($)             10% ($)
----                     ----------    --------------   --------   ----------    ------------        ------------
David R. Klock.........    50,000(2)        7.73%        36.25       2/02/06        1,139,872           2,888,658
                          150,000(3)       23.18%        29.75      10/29/06        2,806,442           7,112,076
Phyllis A. Klock.......    20,000(2)        3.09%        36.25       2/02/06          455,949           1,155,463
                           80,000(4)       12.36%        29.75      10/29/06        1,496,769           3,793,107
Sharon S. Graham.......    80,000(4)       12.36%        29.75      10/29/06        1,496,769           3,793,107
Bruce A. Mitchell......    20,000(2)        3.09%        36.25       2/02/06          455,949           1,155,463
                           80,000(4)       12.36%        29.75      10/29/06        1,496,769           3,793,107

---------------

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(2) These stock options vest in equal annual increments over the four-year period ending February 2, 2000.

(3) With respect to this stock option, 70,000 shares vested immediately upon the date of grant and 80,000 shares vest in equal annual increments over the four-year period ending October 29, 2000.

(4) With respect to these stock options, 50,000 shares vested immediately upon the date of grant and 30,000 shares vest in equal annual increments over the four-year period ending October 29, 2000.

     Option Exercises and Option Values. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by certain named executive officers of the Company who held such options at December 31, 1996. None of the named executive officers of the Company exercised any stock options during Fiscal 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED                   IN-THE-MONEY OPTIONS
                                 OPTIONS AT DECEMBER 31, 1996(#)            AT DECEMBER 31, 1996($)(1)
                                 --------------------------------        --------------------------------
NAME                             EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----                             -----------        -------------        -----------        -------------
David R. Klock (2).............    70,000              130,000            385,000              440,000
Phyllis A. Klock (3)...........    50,000               50,000            275,000              165,000
Sharon S. Graham (4)...........    59,499               49,501            451,549              404,061
Bruce A. Mitchell (5)..........    50,000               50,000            275,000              165,000

---------------

(1) Based on the last reported sale price on the Nasdaq National Market on December 31, 1996 of $35.25 less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     During Fiscal 1996, the Compensation Committee of the Board consisted of Joseph A. Ciffolillo, Philip Hertik, David F. Scott, Jr. and Joseph Stephenson, each of whom was an outside Director. Mr. Hertik resigned from the Compensation Committee in January 1997 upon his appointment as President of Dental Health Management, Inc., a wholly owned subsidiary of the Company.

     Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the managed health and dental care industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and enhance shareholder value through the granting of stock options.

     The compensation of the Company's Chief Executive Officer and other executive officers is currently comprised of annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option grants under the 1994 Plan and the 1996 Plan.

     The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those of executives of comparably sized companies in the managed health and dental care industry. In addition, the Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants and to provide a competitive compensation package, through stock option grants, that will enable the Company to attract and retain the executives needed to achieve such performance. The Compensation Committee also has determined that any stock option or other equity-based compensation should involve long-term vesting to encourage tenure and enhancement of shareholder value over the long-term.

     Base Salary. Base salaries for executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities within the managed health and dental care industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officer. Salary adjustments are normally determined and made on an annual basis.

     The base salaries for David R. Klock, the Chairman and Chief Executive Officer, Phyllis A. Klock, President, and Sharon S. Graham, Executive Vice President and Chief Financial Officer, were established pursuant to employment agreements which commenced on May 24, 1995, and the base salary for Bruce A. Mitchell, Executive Vice President, General Counsel and Secretary, was established pursuant to an employment agreement which commenced on February 1, 1996. Such employment agreements are described below under "Employment Agreements With Executive Officers" and "-- Compensation of the Chief Executive Officer." These base salaries were determined with reference to the base salaries of executives of similarly sized companies in the managed health and dental care industry.

     Cash Bonus Plan. The Company adopted an Executive Bonus Plan for Fiscal 1996 on terms similar to those in effect for previous years. The plan is administered by the Compensation Committee of the Board, which determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. Each executive is eligible to receive a predetermined percentage of such executive's base salary for the year on the basis of the Company's performance over the year in relation to certain predetermined financial and operating goals. All awards are paid in full, in cash, following the year of performance. Awards are granted under the plan at the sole discretion of the Compensation Committee.

     The Compensation Committee awarded bonuses to its executive officers for Fiscal 1996 in an amount equal to forty percent (40%) of such officer's base salary for the year, based upon the achievement of the performance goals determined by the Compensation Committee related to the Company's earnings for Fiscal

1996. The Compensation Committee also considered the following achievements of the Company: (i) the acquisition of Texas Dental Plans, Inc., a Texas-based provider of managed dental care plans, and its affiliates in January 1996 and
(ii) the acquisition of Dental Care Plus Management, Corp., a Chicago-based provider of managed dental care plans, and its affiliates in May 1996.

     Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; give executives a long-term incentive to increase shareholder value; and align the interests of the Company's senior executives with those of its stockholders. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to that involved in fixing cash bonuses (but without any specific performance measures) and evaluating individual performance reviews. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options generally have been granted with a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the grant date.

     Compensation of Chief Executive Officer. David R. Klock, the Company's Chairman and Chief Executive Officer, receives competitive compensation and regular benefits in effect for senior executives of the Company. In Fiscal 1996, the Compensation Committee established a base salary for Dr. Klock of $200,000 and Dr. Klock received a bonus of $88,000 on the same basis as other senior executives of the Company through his participation in the Company's Executive Bonus Plan. In addition to such cash compensation, Dr. Klock also received options to acquire an aggregate of 200,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. See "-- Compensation Policies for Executive Officers."

     Joseph A. Ciffolillo      David F. Scott, Jr.     Joseph E. Stephenson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Since July 1993, all decisions with respect to executive officer compensation have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. The members of the Compensation Committee for Fiscal 1996 were Messrs. Ciffolillo, Hertik, Scott and Stephenson. Mr. Hertik resigned from the Compensation Committee upon his appointment as President of Dental Health Management, Inc., a wholly owned subsidiary of the Company, effective January 1997. No member of the Compensation Committee is an officer of the Company.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company has entered into employment agreements with each of David R. Klock, Phyllis A. Klock, Sharon S. Graham and Bruce A. Mitchell. The agreements generally provide for continuation of base salary, pro rated bonus payments and continuation of certain benefits for up to two years following termination of employment without cause or in the event of a breach by the Company. Upon termination of employment for any reason within up to one year following a change of control of the Company (as defined), the Company shall pay severance equal to the executive's aggregate salary and, in certain instances, bonus for up to the two most recently completed years and continuation of certain benefits. Each of the executives is subject to a one-year restriction on competition with the Company following termination of employment for any reason.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies included within the Nasdaq Health Services Industry Index for the period commencing May 1995 and ending December 1996. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Health Services Industry Index on May 24, 1995, the date of the Company's initial public offering, and the reinvestment of all dividends, if any.

        MEASUREMENT PERIOD              COMPDENT          NASDAQ U.S.       NASDAQ HEALTH
      (FISCAL YEAR COVERED)            CORPORATION         COMPANIES          SERVICES
MAY 1995                                          100                100                100
DEC. 1995                                         286                121                137
DEC. 1996                                         243                149                137

                                   PROPOSAL 2
                      APPROVAL OF THE COMPDENT CORPORATION
                             1996 STOCK OPTION PLAN

PROPOSAL

     The Board adopted the 1996 Plan on December 18, 1996, following the grant of options for substantially all shares reserved for issuance under the Company's 1994 Plan. As in the case of the 1994 Plan, the 1996 Plan is intended to promote the interests of the Company by providing an incentive to obtain and retain the services of highly qualified persons to contribute to the management, growth and profitability of the Company and its subsidiaries. The Directors believe that the 1996 Plan is in the best interests of the Company and recommend its approval by stockholders. As of December 31, 1996, non-qualified stock options to purchase 370,000 shares of Common Stock have been granted under the 1996 Plan. See "Executive Compensation."

     A total of 900,000 shares of Common Stock have been reserved for issuance under the 1996 Plan. Based solely upon the closing price of the Company's Common Stock as reported by Nasdaq on the Record Date, the maximum aggregate market value of the securities to be issued under the 1996 Plan is $28,125,000. The total number of shares available under the 1996 Plan will be subject to adjustment upon the occurrence of a stock dividend, stock split or other change affecting the Common Stock. The 1996 Plan also provides that stock options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual in any one calendar year. The shares of Common Stock issued by the Company under the 1996 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 1996 Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

     The Company is seeking stockholder approval and ratification of the 1996 Plan in accordance with the requirements of the Nasdaq National Market ("Nasdaq") and in order to permit further grants of stock options under the 1996 Plan. While stockholder approval is not a condition to the non-qualified stock options previously granted under the 1996 Plan, additional options will not be granted under the 1996 Plan unless and until the 1996 Plan is approved by stockholders (or will be granted subject to stockholder approval). The Company intends to take such actions as shall be necessary or appropriate to obtain stockholder approval of the 1996 Plan, including resubmission to stockholders of the 1996 Plan in the event stockholder approval is not obtained at the Annual Meeting, in order to maintain quotation of its Common Stock on Nasdaq. It is possible, however, that the failure to obtain stockholder approval of the 1996 Plan could result ultimately in loss of such quotation.

SUMMARY OF THE 1996 PLAN

     The following description of certain features of the 1996 Plan is intended to be a summary only. The summary does not purport to be complete and is qualified in its entirety by reference to the 1996 Plan, the full text of which is attached hereto as Appendix A.

     Plan Administration; Eligibility. The 1996 Plan is administered by the Board or by a committee appointed by the Board. All members of such committee must be "Non-Employee Directors" as that term is defined under the rules promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder. The Board or authorized committee will interpret and make any determination under the 1996 Plan and any options granted thereunder. The 1996 Plan is currently administered by the Compensation Committee.

     Persons eligible to participate in the 1996 Plan are officers and other employees, Directors, consultants, advisors and other key persons of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries ("Eligible Persons"), as selected from time to time by the Compensation Committee. The Compensation Committee has full power to select from among the Eligible Persons the individuals to whom awards will be granted, to make any combination of awards to such individuals, and to determine the specific terms and conditions of each award, subject to the provisions of the 1996 Plan.

     The Compensation Committee, in its discretion, may delegate to the Chief Executive Officer of the Company, all or part of the Compensation Committee's authority and duties with respect to the granting of awards to individuals who are not subject to Section 16 of the Exchange Act and are not "covered employees" within the meaning of Section 162(m) of the Code.

     Stock Options. The 1996 Plan permits the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

     The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant in the case of an Incentive Option. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1996 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.

     Upon exercise, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Compensation Committee or, if the Compensation Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee or by delivery of a promissory note if authorized by the Board.

     At the discretion of the Compensation Committee, stock options granted under the 1996 Plan may include a "reload" feature pursuant to which an optionee exercising an option by delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution.

     To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     Amendments and Termination. The Board may at any time amend or discontinue the 1996 Plan and the Compensation Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no action may be taken which adversely affects any rights under outstanding options without the option holder's consent. Further, amendments to the 1996 Plan may be subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options.

     Change of Control Provisions. The 1996 Plan provides that in the event of a dissolution or liquidation of the Company, a merger, reorganization or consolidation in which a majority of the outstanding voting power of the Company is acquired by a third-party or a sale to a third-party of all or substantially all of the Company's assets or Common Stock, options will not be accelerated, except as the Compensation Committee may otherwise determine in connection with a specific award or in its discretion thereafter.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal Federal income tax consequences of option grants under the 1996 Plan. It does not describe all Federal tax consequences under the 1996 Plan, nor does it describe state or local tax consequences.

     Incentive Options. Under the Code, an employee generally will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until after the later of (a) two years from the date the option was granted and
(b) one year from the date shares were transferred to the employee, the entire gain, if any, recognized upon a sale or exchange of such shares should be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. The exercise of an Incentive Option, however, may result in alternative minimum tax liability for the employee. If an employee disposes of shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee will realize ordinary income in the year of disposition, and the Company generally will receive a corresponding deduction, in an amount generally equal to the excess of (1) the lesser of (x) the amount realized on the sale or exchange of such shares (if the disposition is by sale or exchange) and (y) the fair market value of the shares on the date the option was exercised over (2) the exercise price for the shares. Any additional gain recognized on the disposition should be treated as long-term or short-term capital gain and any loss generally will be treated as long-term or short-term capital loss, depending upon the holding period of the stock. A disqualifying disposition generally includes any sale, exchange, gift or transfer of legal title (other than by pledge) of shares during either of the holding periods described above. Special rules apply in certain cases, including transfer to the employee's spouse, transfer to the employee's former spouse incident to divorce, and transfer on death. Special rules also apply if an employee surrenders shares of Common Stock in payment of the exercise price of the Incentive Option.

     An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes; provided that in the case of termination by reason of disability, the three-month period is extended to one year, and in the case of death during employment or within three months after termination, the three-month limitation does not apply.

     Non-Qualified Options. There are no Federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee generally has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company generally will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee generally will recognize long-term or short-term capital gain or loss depending upon his or her holding period for such shares. Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

     Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other named executive officer whose compensation is required to be reported in the Summary Compensation Table receives compensation (other than performance-based compensation) in excess of $1 million a year.

NEW PLAN BENEFITS

     As of the Record Date, approximately 35 persons were eligible to participate in the 1996 Plan. The number of options to be granted under the 1996 Plan is undeterminable at this time as grants of stock options under the 1996 Plan are subject to the discretion of the Compensation Committee. The table below shows the aggregate number of options that were granted under the 1996 Plan in Fiscal 1996.

                THE COMPDENT CORPORATION 1996 STOCK OPTION PLAN

                                                                          NUMBER OF SHARES
NAME OF GROUP                                    DOLLAR VALUE ($)*    UNDERLYING STOCK OPTIONS
-------------                                    -----------------    ------------------------
David R. Klock(1)..............................        660,000                120,000
Phyllis A. Klock(2)............................        275,000                 50,000
Sharon S. Graham(2)............................        275,000                 50,000
Bruce A. Mitchell(2)...........................        275,000                 50,000
Philip Hertik(3)...............................        525,000                100,000
Executive Group(4).............................      2,010,000                370,000

---------------

  * Based on the last reported sale price on the Nasdaq National Market on December 31, 1996 of $35.25 less the option exercise price.

(1) On October 29, 1996, Dr. Klock was granted an option, which expires ten years from the date of grant, to purchase 120,000 shares of Common Stock under the 1996 Plan at an exercise price of $29.75 per share, of which 40,000 shares vested immediately upon grant and 80,000 shares vest annually in equal installments over a four-year period.

(2) On October 29, 1996, Ms. Klock, Dr. Graham and Mr. Mitchell were each granted an option, which expires ten years from the date of grant, to purchase 50,000 shares of Common Stock under the 1996 Plan at an exercise price of $29.75 per share, of which 20,000 shares vested immediately upon grant and 30,000 shares vest annually in equal installments over a four-year period.

(3) On December 16, 1996, Mr. Hertik was granted an option, which expires ten years from the date of grant, to purchase 100,000 shares of Common Stock under the 1996 Plan at an exercise price of $30.00 per share, of which 50,000 shares vested immediately upon grant and 50,000 shares vest annually in equal installments over a four-year period.

(4) Represents options granted to Dr. Klock, Ms. Klock, Dr. Graham, Mr. Mitchell and Mr. Hertik.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 PLAN.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of the date indicated by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 1996, (ii) each of the Company's Directors as of the Record Date,
(iii) each of the named executive officers in the Summary Compensation Table as of the Record Date and (iv) all of the Company's executive officers and Directors as a group as of the Record Date.

                NAME OF BENEFICIAL OWNER(1)                     BENEFICIAL OWNERSHIP(2)
                ---------------------------                   ----------------------------
                                                               SHARES              PERCENT
                                                              ---------            -------
AIM Management Group Inc.(3)................................  1,027,100             10.20%
Pilgrim Baxter & Associates, Ltd.(4)........................  1,011,700             10.05%
Putnam Investments, Inc.(5).................................  1,005,385              9.99%
Janus Capital Corporation(6)................................    961,750              9.56%
Massachusetts Financial Services Company....................    649,395              6.45%
David R. Klock(7)...........................................    281,639              2.78%
Phyllis A. Klock(8).........................................    221,825              2.19%
Sharon S. Graham(9).........................................     67,149              *
Bruce A. Mitchell(10).......................................     55,470              *
Philip Hertik(11)...........................................     59,000              *
Joseph A. Ciffolillo(12)....................................      5,000              *
David F. Scott, Jr.(13).....................................      5,000              *
Joseph E. Stephenson(14)....................................     10,000              *
All executive officers and Directors as a group
  (8 persons)(15)...........................................    705,083              6.82%

---------------

   * Represents less than 1% of the outstanding shares.

 (1) The address of AIM Management Group Inc. and its affiliates ("AIM") is 11 Greenway Plaza, Suite 1919, Houston, TX 77046. The address of Pilgrim Baxter & Associates, Ltd. and its affiliates ("Pilgrim") is 11255 Drummers Lane, Suite 300, Wayne, PA 19087. The address of Putnam Investments, Inc. and its affiliates ("Putnam") is One Post Office Square, Boston, MA 02109. The address of Janus Capital Corporation and its affiliates ("Janus") is 100 Fillmore Street, Denver, CO 80206-4923. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, MA 02116. Information with respect to the beneficial owners of more than 5% of the outstanding Common Stock is based solely on information provided to the Commission and the Company.

 (2) All percentages have been determined as of the Record Date in accordance with Rule 13d-3 under the Exchange Act. As of the Record Date, a total of approximately 10,064,393 shares of Common Stock were issued and outstanding and options to acquire a total of 270,999 shares of Common Stock were exercisable within 60 days.

 (3) As reported on the Schedule 13G filed with the Commission by AIM, such figure includes shares of Common Stock held by AIM Advisors, Inc. and AIM Capital Management, Inc., each of which is a wholly owned subsidiary of AIM Management Group Inc.

 (4) As reported on the Schedule 13G filed with the Commission by Pilgrim, such figure includes shares of Common Stock with respect to which Harold J. Baxter, Gary L. Pilgrim and PBHG Growth Fund may be deemed to have shared voting and/or dispositive powers.

 (5) As reported on the Schedule 13G filed with the Commission by Putnam, such figure includes 825,050 and 180,335 shares of Common Stock held respectively by Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., each of which is a wholly owned subsidiary of Putnam Investments, Inc.

 (6) As reported on the Schedule 13G filed with the Commission by Janus, Thomas
     H. Bailey owns approximately 12.2% of Janus Capital Corporation and serves as its President and Chairman of the Board. Such Schedule 13G indicates that while Mr. Bailey does not own of record any shares of Common Stock, Mr. Bailey may be deemed to have the power to exercise or to direct the exercise of voting and/or dispositive powers with respect to shares of Common Stock held of record by Janus Capital Corporation. In such Schedule 13G, Mr. Bailey disclaims beneficial ownership of such shares.

 (7) Includes 82,500 shares which Dr. Klock may acquire upon the exercise of stock options within 60 days after the Record Date. Does not include 221,825 shares held by Dr. Klock's wife, Phyllis A. Klock, President of the Company, with respect to which Dr. Klock disclaims beneficial ownership. The Company has the right to repurchase 4,000 shares held by Dr. Klock at a price of $2.96 per share pursuant to a Stock Redemption Agreement upon exercise by Sharon S. Graham of certain options to purchase shares of Common Stock granted to Dr. Graham by the Company pursuant to an Incentive Stock Option Agreement dated as of July 29, 1994.

 (8) Includes 55,000 shares which Ms. Klock may acquire upon the exercise of stock options within 60 days after the Record Date. Does not include 281,639 shares held by Ms. Klock's husband, David R. Klock, Chairman and Chief Executive Officer of the Company, with respect to which Ms. Klock disclaims beneficial ownership.

 (9) Includes 59,499 shares which Dr. Graham may acquire upon the exercise of stock options within 60 days after the Record Date.

(10) Includes 55,000 shares which Mr. Mitchell may acquire upon the exercise of stock options within 60 days after the Record Date.

(11) Represents 59,000 shares which Mr. Hertik may acquire upon the exercise of stock options within 60 days after the Record Date.

(12) Represents 5,000 shares which Mr. Ciffolillo may acquire upon the exercise of stock options within 60 days after the Record Date.

(13) Represents 5,000 shares which Dr. Scott may acquire upon the exercise of stock options within 60 days after the Record Date.

(14) Includes 9,000 shares which Mr. Stephenson may acquire upon the exercise of stock options within 60 days after the Record Date.

(15) Includes 270,999 shares which may be acquired upon the exercise of stock options within 60 days after the Record Date.

                                  MARKET VALUE

     On December 31, 1996, the closing price of a share of the Company's Common Stock on Nasdaq was $35.25.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company on or before November 18, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Any such proposal should be mailed to:
Secretary, CompDent Corporation, 100 Mansell Court East, Suite 400, Roswell, Georgia 30076.

                            INDEPENDENT ACCOUNTANTS

     The Company has selected Coopers & Lybrand L.L.P. as the independent public accountants for the Company for the fiscal year ending December 31, 1997. The firm of Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since January 1, 1994. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq.
Section 16 Persons are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1996, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, with the exception of Joseph B. Stephenson, a Director of the Company, who did not timely file a Form 4 with respect to a an option exercise and subsequent sale of shares of Common Stock. Mr. Stephenson subsequently filed a Form 4.

                                 OTHER MATTERS

     The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   APPENDIX A

                              COMPDENT CORPORATION
                             1996 STOCK OPTION PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the CompDent Corporation 1996 Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants, advisors and other key persons of CompDent Corporation (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options and Non-Qualified Stock Options.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          "Committee" has the meanings specified in Section 2.

          "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; or (iii) if the Stock is not publicly traded on a securities exchange or traded in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the Fair Market Value on any given date shall be determined in good faith by the Committee with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations.

          "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

          "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

          "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing

     50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

     (a) Committee. The Plan shall be administered by the Board of Directors of the Company, or at the discretion of the Board by a committee of the Board of not less than two "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3)(i) under the Act. On and after the date the Plan becomes subject to
Section 162(m) of the Code, each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of this Plan at the relevant time (i.e., either the Board of Directors or a committee of the Board, as applicable).

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers, employees, directors, consultants, advisors and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options and Non-Qualified Stock Options, or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

          (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

          (vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

          (viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

     (c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The

Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 900,000 shares of Stock. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that on and after the date the Plan is subject to Section 162(m) of the Code, Stock Options with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Recapitalizations. Subject to Section 3(c), if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company or any successor company, or additional shares or new or different shares or other securities of the Company or any successor Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     (c) Mergers and Other Transactions. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which a majority of the outstanding voting power of the Company is acquired by another person or entity (other than a holding company formed by the Company),
(iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Transaction"), all outstanding Options held by participants, to the extent not fully vested and exercisable, shall not become fully vested and exercisable except as the Committee may otherwise determine either in connection with the granting of an Award as reflected in the terms of the relevant Award or in its discretion thereafter. Upon the effectiveness of the Transaction, the Plan and all Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards of new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options held by such optionee which are then exercisable.

     (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.  ELIGIBILITY

     Participants in the Plan will be such officers and other employees, directors, consultants, advisors and other key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.  STOCK OPTIONS

     Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. Non-Qualified Stock Options may be granted to officers, employees, directors, consultants, advisors and other key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after December 18, 2006.

     (a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

             (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

             (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

             (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

             (D) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note.

     Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (v) Termination. Stock Options shall terminate at such times as are specified in the relevant Award.

          (vi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Reload Options. At the discretion of the Committee, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

     (c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners; or to charitable organizations; provided, however, that the transferee agrees in writing to be bound by the terms and conditions of this Plan and the applicable Option Agreement.

SECTION 6.  TAX WITHHOLDING

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Stock. Subject to approval by the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 7.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 8.  AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Act to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders who are eligible to vote at a meeting of stockholders.

SECTION 9.  STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 10.  GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 11.  GOVERNING LAW

     This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

Adopted and Effective: December 18, 1996

                                [Recycle LOGO]

                                                                    APPENDIX B


                   REVOCABLE PROXY/VOTING INSTRUCTION CARD

                             COMPDENT CORPORATION
          100 MANSELL COURT EAST, SUITE 400, ROSWELL, GEORGIA 30076

         PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                    WEDNESDAY, APRIL 30, 1997 AT 2:00 P.M.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Bruce A. Mitchell as proxy of the undersigned (the "Proxy"), with full power to appoint his substitute, and authorizes him to represent and to vote all shares of Common Stock of CompDent Corporation (the "Corporation") held by the undersigned at the close of business on March 14, 1997, at the Annual Meeting of Stockholders to be held at the Atlanta Airport Hilton Hotel, Atlanta, Georgia, on Wednesday, April 30, 1997 at 2:00 p.m., local time, and at any adjournments or postponements thereof.

When properly executed this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1 and FOR Proposal 2, set forth on the reverse side hereof, and in their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage-paid envelope provided.

                  PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Please sign exactly as your name(s) appear(s) hereon.  Where there is more than one holder, each should sign. When assigning as attorney, administrator, executor, guardian or trustee, please give your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating such person's title or authority. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

-------------------------                       ----------------------------
-------------------------                       ----------------------------
-------------------------                       ----------------------------

[X]     PLEASE MARK VOTES
        AS IN THIS EXAMPLE

COMPDENT CORPORATION                                            1.  Election of Class II Directors.           With-   For All
                                                                    NOMINEES:                           For   hold    Except
                                                                              PHILIP HERTIK             [ ]   [ ]     [ ]
                                                                              DAVID F. SCOTT

RECORD DATE SHARES:                                                 NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name.  Your shares will be voted for the remaining nominee.

                                                                2.  To approve the CompDent Corporation
                                                                    1996 Stock Option Plan.             For   Against  Abstain
                                                                                                        [ ]     [ ]      [ ]

                                                                    The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 1997 Annual Meeting of Stockholders, the
                                                                    Proxy Statement with respect thereto and the Corporation's
                                                                    Annual Report to Stockholders for fiscal year 1996, and hereby revoke(s) any proxy or proxies heretofore given.  This proxy may be revoked at any time before it is exercised.

Please be sure to sign and date this Proxy.   Date
                                                  --------------
                                                                    Mark box at right if an address change or comment has been
                                                                    noted on the reverse side of this card.                     [ ]

  Stockholder sign here                     Co-owner sign here

DETACH CARD                                                                                                             DETACH CARD


                            COMPDENT CORPORATION


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

YOUR VOTE COUNTS, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 30, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

CompDent Corporation